Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Team, Inc. and Subsidiaries:

We consent to the incorporation by reference in the registration statements (No. 33-74382, No. 33-88684, No. 333-119341, No. 333-119344, No. 333-119346, No. 333-30003, No. 333-72329, No. 333-74060, No. 333-72331, No. 333-74070, No. 333-74062, No. 333-29997 and No. 333-74068) on Form S-8 of Team, Inc. and Subsidiaries of our reports dated August 14, 2006, with respect to the consolidated balance sheets of Team, Inc. and Subsidiaries as of May 31, 2006 and 2005, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended May 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2006 and the effectiveness of internal control over financial reporting as of May 31, 2006, which reports appear in the May 31, 2006, annual report on Form 10-K of Team, Inc. and Subsidiaries.

Houston, Texas

August 14, 2006

/s/ KPMG LLP